[BDO Seidman, LLP Letterhead]

October 28, 1997






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549







                               RE:  Atlantic Coast Airlines, Inc.


Gentlemen:

We have read, and agree with, the description of the termination and other comments attributed to BDO Seidman, LLP set forth in Item 4 of Form 8-K dated October 29, 1997, of Atlantic Coast Airlines, Inc.



                                                Very truly yours,

                                             \s\ BDO Seidman, LLP